Exhibit 10.18

Xudong ZHU

Zuyu DING

Shanghai SINA Leju Information Technology Co., Ltd.

AND

Beijing Yisheng Leju Information Services Co., Ltd.

Equity Pledge Agreement

regarding Beijing Yisheng Leju Information Services Co., Ltd.

September 10, 2011

EQUITY PLEDGE AGREEMENT

This EQUITY PLEDGE AGREEMENT (this “Agreement”) is entered into in Shanghai, the PRC, on September 10, 2011 by and among:

1.              Xudong ZHU

Identity Card No.:

2.              Zuyu DING

Identity Card No:

(Xudong ZHU and Zuyu DING are hereinafter referred to individually as a “Pledgor” and collectively as the “Pledgors”.)

3.              Shanghai SINA Leju Information Technology Co., Ltd. (the “Pledgee”) Registered address: Room 11A, 971 Dongfang Road, Pudong New District, Shanghai

4.              Beijing Yisheng Leju Information Services Co., Ltd. (the “Company”) Registered address: Rooms 806-810, Ideal Plaza, 58 Bei Si Huan Xi Road, Haidian District, Beijing (In this Agreement, the above parties are referred to individually as a “Party” and collectively as the “Parties”.)

WHEREAS:

(1)          The Pledgors are the registered shareholders of the Company, legally holding all the equity interest in the Company (the “Company Equity Interest”). Appendix 1 sets forth the capital contribution amount and the shareholding percentage of each Pledgor in the registered capital of the Company on the signing date of this agreement.

(2)          The Parties to this Agreement entered into the Exclusive Call Option Agreement (the “Call Option Agreement”) on September 10, 2011. Under the Call Option Agreement, the Pledgors

shall, to the extent permitted by the PRC Law, transfer all or part of the equity interest they hold in the Company to the Pledgee and/or any other entity or individual designated by the Pledgee based on the Pledgee’s request.

(3)          The Parties to this Agreement entered into the Shareholder Voting Rights Proxy Agreement (the “Proxy Agreement”) on September 10, 2011. Under the Proxy Agreement, the Pledgors irrevocably delegated the individual then designated by the Pledgee with the full power to exercise on behalf of the Pledgors all their shareholder voting rights in the Company.

(4)          The Company and the Pledgee entered into the Exclusive Technology Service Agreement (the “Service Agreement”) on May 8, 2008, whereby the Company exclusively engaged the Pledgee to provide the technology assistances such as relevant technology transfer, technology licensing, technology service, and provision of equipment, etc. to the Company, and agreed to pay the corresponding fee to the Pledgee for such technology assistances.

(5)          The Pledgors and Pledgee entered into a Loan Agreement on September 10, 2011 (the “Loan Agreement”). The Pledgee has provided the Pledgors with a loan in the amount of RMB10,000,000 (in words: ten million Yuan).

(6)          As the Pledgors’ security for the performance of the Contractual Obligations (as defined below) and the discharge of the Secured Liabilities (as defined below), the Pledgors are willing to pledge all the Company Equity Interest they hold in favor of the Pledgee and grant the Pledgee the first pledge, and the Company agrees to such equity interest pledge arrangement.

THEREFORE, the Parties, through negotiation, agree as follows:

Article 1 Definitions

1.1 Unless otherwise indicated in the context, in this Agreement, the following terms shall be interpreted as follows.

“Contractual Obligations” means all the contractual obligations of the Pledgors under the Call Option Agreement, the Proxy Agreement and the Loan Agreement, all the contractual obligations of the Company under the Call Option Agreement, the Proxy Agreement and the Service Agreement, and all

the contractual obligations of the Pledgors and the Company under this Agreement.

“Secured Liabilities” means all the direct, indirect and derivative losses and loss of foreseeable interest incurred by the Pledgee due to any Event of Default (as defined below) on the part of the Pledgors and/or the Company; the basis for determining the amount of such losses includes but not limited to the reasonable commercial plan and profit forecast of the Pledgee; and all the expenses incurred by the Pledgee to enforce the performance by the Pledgors and/or the Company of their Contractual Obligations.

“Transaction Documents” means the Call Option Agreement, the Proxy Agreement, the Service Agreement and the Loan Agreement.

“Event of Default” means any breach by any Pledgor of any of its Contractual Obligations under the Call Option Agreement, the Proxy Agreement, the Loan Agreement and/or this Agreement, and any breach by the Company of any of its Contractual Obligations under the Call Option Agreement, the Proxy Agreement, the Service Agreement and/or this Agreement.

“Pledged Equity Interest” means all the Company Equity Interest lawfully owned by the Pledgors and to be pledged to the Pledgee in accordance with this Agreement as the security for the performance of the Contractual Obligations by the Pledgors and the Company (see Appendix 1 for the specific Pledged Equity Interest of each Pledgor), and the increased capital contribution amount and the dividend as provided in Article 2.6 and Article 2.7 of this Agreement.

“PRC” means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

“PRC Law” means the then-effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations, and other binding regulatory documents of the PRC.

1.2 Any reference to any PRC Law in this Agreement shall be deemed (1) to include references to the amendments, changes, supplements and restatement of such PRC Law, irrespective of whether they take effect before or after the execution of this Agreement, and (2) to include the references to other decisions, notices and regulations enacted in accordance therewith or effective as a result thereof.

1.3 Unless otherwise specified in the context herein, any reference to an Article, clause, item or paragraph in this Agreement shall refer to the corresponding part of this Agreement.

Article 2 Pledge of Equity Interest

2.1 The Pledgors hereby agree to pledge the Pledged Equity Interest, which they lawfully own and are entitled to dispose of, to the Pledgee in accordance with the provisions of this Agreement as the security for the performance of the Contractual Obligations and the discharge of the Secured Liabilities. The Company hereby agrees to the Pledgors’ pledge of the Pledged Equity Interest to the Pledgee in accordance with the provisions of this Agreement.

2.2 The Pledgors undertake to be responsible for registering the equity interest pledge arrangement (the “Equity Pledge”) under this Agreement on the Company’s register of shareholders immediately on the signing date of this agreement.

The Parties shall use their best efforts to apply to the registration authority in charge of the Company for registration of the Equity Pledge under this Agreement immediately after the signing of this Agreement.

2.3 During the valid term of this Agreement, unless attributable to the Pledgee’s willful conduct or the Pledgee’s gross negligence with direct causation to the consequence, the Pledgee shall in no way be held liable to any reduction of the value of the Pledged Equity Interest, and the Pledgors have no right to claim any compensation or other request in any way against the Pledgee.

2.4 Without breaching the provisions of Article 2.3 above, if there is any probability that the value of the Pledged Equity Interest will notably reduce which is sufficient to jeopardize the rights of the Pledgee, the Pledgee may at any time auction or sell the Pledged Equity Interest on behalf of the Pledgors, and may reach agreement with the Pledgors to use the proceeds from such auction or sales to prepay the Secured Liabilities or to deposit such proceeds with the notary office in the place where the Pledgee is domiciled (all expenses so incurred shall be assumed by the Pledgee). Further, if requested by the Pledgee, the Pledgors shall offer additional security interest over other property.

2.5 Upon the occurrence of any Event of Default, the Pledgee has the right to dispose of the Pledged Equity Interest in accordance with Article 4 of this Agreement.

2.6 The Pledgors shall not increase the registered capital of the Company without the Pledgee’s prior consent. The increased capital contribution amount of the Pledgors in the registered capital of the Company as a result of such capital increase of the Company shall be a part of the Pledged Equity Interest.

2.7 No dividend or capital bonus on the Pledged Equity Interest shall be distributed to the Pledgors without the Pledgee’s prior consent. The Pledgors agree that during the term of pledge, the Pledgee has the right to collect any dividend or capital bonus out of the Pledged Equity Interest. The Company shall pay such amount into the bank account designated by the Pledgee.

2.8 The Pledgee has the right to dispose of any of the Pledged Equity Interest of any Pledgor in accordance with this Agreement after the occurrence of any Event of Default.

Article 3 Release of Pledge

3.1 After the Pledgors and the Company fully and completely perform all of the Contractual Obligations and discharge all of the Secured Liabilities, the Pledgee shall, upon the Pledgors’ request, release the Equity Pledge under this Agreement and cooperate with the Pledgors to cancel the registration of the Equity Pledge on the Company’s register of shareholders and with the administration of industry and commerce in charge of the Company. The Pledgee shall assume the reasonable expenses arising out of the release of the Equity Pledge.

Article 4 Disposal of Pledged Equity Interest

4.1 The Parties agree that if any Event of Default occurs, the Pledgee has the right to, by notifying the Pledgors in writing, exercise all the remedial rights and powers that it is entitled to under the PRC Law, the Transaction Documents and the provisions of this Agreement, including but not limited to being compensated in first priority with proceeds from auctions or sales of the Pledged Equity Interest. The Pledgee shall not be liable to any loss caused by its reasonable exercise of such rights and powers.

4.2 The Pledgee has the right to delegate in writing its lawyers or other agents to exercise all or any part of its rights and powers above, and neither the Pledgors nor the Company may oppose thereto.

4.3 The Pledgee has the right to deduct the reasonable expenses actually incurred from its exercise of all or any part of its rights and powers above from the proceeds gained from its exercise of such rights and powers.

4.4 The proceeds gained from the Pledgee’s exercise of its rights and powers shall be settled in accordance with the following order:

(1)          firstly, pay all expenses arising out of the disposal of the Pledged Equity Interest and the Pledgee’s exercise of its rights and powers (including the remuneration paid to its lawyers and agents);

(2)          secondly, pay the taxes and charges payable for the disposal of the Pledged Equity Interest; and

(3)          thirdly, repay the Secured Liabilities to the Pledgee.

If there is any balance after the payment of the above amounts, the Pledgee shall return the balance to the Pledgors or any other person entitled to such amount pursuant to relevant laws and regulations, or deposit such amount with the notary office in the place where the Pledgee is domiciled (all expenses so incurred to be assumed by the Pledgee).

4.5 The Pledgee has the discretion to, simultaneously or in certain sequence, exercise any remedies for defaults it is entitled to. The Pledgee may exercise its rights to auction or sell the Pledged Equity Interest under this Agreement without first exercising any other remedies for defaults.

Article 5 Costs and Expenses

5.1 All actual expenses related to the creation of the Equity Pledge under this Agreement, including but not limited to the stamp duty, any other taxes and all legal fees and etc., shall be assumed by the Parties respectively.

Article 6 Continuity and No Waiver

6.1 The Equity Pledge created under this Agreement is a continuing assurance, which shall be valid until the Contractual Obligations are fully performed or the Secured Liabilities are fully discharged. No waiver or grace period of any default of the Pledgors given by the Pledgee, nor the Pledgee’s late exercise of any of its rights under the Transaction Documents and this Agreement, shall affect the rights of the Pledgee under this Agreement, the Transaction Documents and the relevant PRC Law to require at any time thereafter the Pledgors to strictly implement the Transaction Documents and this Agreement, or the rights the Pledgee is entitled to with respect to the Pledgors’ subsequent breach of the Transaction Documents and/or this Agreement.

Article 7 Pledgors’ Representations and Warranties

Each of the Pledgors respectively represents and warrants to the Pledgee as follows:

7.1 The Pledgors are PRC citizens with full legal capacity, having full civil rights and powers to execute this Agreement and assume the legal obligations in accordance with this Agreement.

7.2 All the reports, documents and information related to the Pledgors and all the matters required under this Agreement that the Pledgors provided to the Pledgee prior to the effectiveness of this Agreement are true and accurate in all material respects as of the effectiveness of this Agreement.

7.3 All the reports, documents and information related to the Pledgors and all the matters required under this Agreement to be provided by the Pledgors to the Pledgee after the effectiveness of this Agreement will be true and valid in all material respects upon provision.

7.4 Upon the effectiveness of this Agreement, the Pledgors are the sole legal owners of the Pledged Equity Interest. There is no then pending disputes on the ownership of the Pledged Equity Interest. The Pledgors are entitled to dispose of the Pledged Equity Interest or any part thereof.

7.5 Except the security interest created over the Pledged Equity Interest under this Agreement and the rights created under the Transaction Documents, there are no other security interest or third party rights or any other encumbrance over the Pledged Equity Interest.

7.6 The Pledged Equity Interest can be legally pledged and transferred, and the Pledgors have full rights and powers to pledge the Pledged Equity Interest to the Pledgee in accordance with the provisions of this Agreement.

7.7 This Agreement, upon due execution by the Pledgors, constitutes the lawful, valid and binding obligations of the Pledgors after the signing of  this Agreement.

7.8 Any third party approvals, permits, waivers and authorizations, any approvals, permits and waivers of any governmental authorities, or any registration or filing formalities with any government authorities (if legally required), which is required with respect to the execution and performance of this Agreement and the Equity Pledge under this Agreement, have been obtained or completed (subject to clause 2 of Article 2.2), and will be fully effective during the valid term of this Agreement.

7.9 Each Pledgor’s execution and performance of this Agreement does not violate or conflict with any laws applicable thereto, any agreement to which it is a party or by which its assets is bound, any court adjudication, any arbitration award or any decision of administrative authorities.

7.10 The pledge under this Agreement constitutes the security interest over the Pledged Equity Interest with the first priority.

7.11 Unless otherwise provided by Equity Interest Transfer Agreement, all taxes and expenses payable for obtainment of the Pledged Equity Interest have been paid by the Pledgors in full.

7.12 There is no pending or, to the knowledge of the Pledgors, threatened lawsuit, legal proceeding or claim at any court or arbitration tribunal against the Pledgors or their property or the Pledged Equity Interest, nor is there any pending or, to the knowledge of the Pledgors, threatened lawsuit, legal proceeding or claim at any government agency or administrative authority against the Pledgors or their property or the Pledged Equity Interest, which will have material or adverse effect on the financial conditions of the Pledgors or their abilities to perform their obligations and security liabilities under this Agreement.

7.13 The Pledgors hereby undertake to the Pledgee that the above representations and warranties will all be true and accurate and be fully complied with under any circumstance and at any time before the Contractual Obligations are performed in full or the Secured Liabilities are discharged in full.

Article 8 Company’s Representations and Warranties

The Company represents and warrants to the Pledgee as follows:

8.1 The Company is a limited liability company duly registered and lawfully existing under the PRC Law with independent legal person status, having independent and full legal status and capacity to execute, deliver and perform this Agreement, and can be an independent party to a lawsuit.

8.2 All the reports, documents and information related to the Pledged Equity Interest and all the matters required under this Agreement which the Company provided to the Pledgee prior to the effectiveness of this Agreement are true and accurate in all material respects as of the effectiveness of this Agreement.

8.3 All the reports, documents and information related to the Pledged Equity Interest and all the matters required under this Agreement to be provided by the Company to the Pledgee after the effectiveness of this Agreement will be true and valid in all material respects upon provision.

8.4 This Agreement, upon due execution by the Company, constitutes the lawful, valid and binding obligations of the Company.

8.5 It has full internal corporate power and authorization to execute and deliver this Agreement and all other documents related to the transaction contemplated in this Agreement and to be executed by it. It has full power and authorization to complete the transaction contemplated in this Agreement.

8.6 There is no pending or, to the knowledge of the Company, threatened lawsuit, legal proceeding or claim at any court or arbitration tribunal against the Pledged Equity Interest, the Company or its property, nor is there any pending or, to the knowledge of the Company, threatened lawsuit, legal proceeding or claim at any government agency or administrative authority against the Pledged Equity Interest, the Company or its property, which will have material or adverse effect on the financial conditions of the Company or the Pledgors’ abilities to perform their obligations and security liabilities under this Agreement.

8.7 The Company hereby agrees to assume the joint and several liabilities to the Pledgee with respect to the representations and warranties made by each of the Pledgors under Article 7.4, Article 7.5, Article 7.6, Article 7.8 and Article 7.10 of this Agreement.

8.8 The Company hereby undertakes to the Pledgee that the above representations and warranties will all be true and accurate and be fully complied with under any circumstance and at any time before the Contractual Obligations are performed in full and the Secured Liabilities are discharged in full.

Article 9 Pledgors’ Undertakings

Each Pledgor hereby respectively undertakes to the Pledgee as follows:

9.1 Without the prior written consent of the Pledgee, the Pledgors shall not create, or allow to be created, any new pledge or any other security interest over the Pledged Equity Interest. Any pledge or other security interest created over all or any part of the Pledged Equity Interest without the prior written consent of the Pledgee shall be invalid.

9.2 Without the prior written notice to and the prior written consent of the Pledgee, the Pledgors shall not transfer the Pledged Equity Interest and all activities of the Pledgors to transfer the Pledged Equity Interest shall be invalid. The proceeds obtained from the Pledgors’ transfer of the Pledged Equity Interest shall be used first to prepay the Secured Liabilities to the Pledgee or to be deposited with a third party as agreed with the Pledgee.

9.3 In the event of occurrence of any lawsuit, arbitration or other claim which may have adverse effect on the interests of the Pledgors or the Pledgee under the Transaction Documents and this Agreement or on the Pledged Equity Interest, the Pledgors undertake to notify the Pledgee in writing as soon as possible and in a timely manner, and, as reasonably required by the Pledgee, to take all necessary measures to ensure the pledge interest of the Pledgee over the Pledged Equity Interest.

9.4 The Pledgors undertake to complete the registration formalities to extend the business term of the Company three months before the expiration of the business term of the Company so as to continue the effect of this Agreement.

9.5 The Pledgors shall not take, or allow to be taken, any activity or action which may have adverse effect on the Pledgee’s interest under the Transaction Documents and this Agreement or on the Pledged Equity Interest. The Pledgors waive the right of first refusal to purchase the Pledged Equity Interest when the Pledgee realizes its pledge rights.

9.6 The Pledgors shall, after the signing of this Agreement, use their best efforts and take all necessary measures to register the Equity Pledge under this Agreement with the relevant administration of industry and commerce as soon as possible, and the Pledgors undertake to, as reasonably required by the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to any agreement supplemental to this Agreement) to ensure the pledge interest of the Pledgee over the Pledged Equity Interest and the exercise and realization thereof.

9.7 If the exercise of the right of pledge under this Agreement results in the transfer of any Pledged Equity Interest, the Pledgors undertake to take all measures to complete such transfer.

9.8 The Pledgors shall ensure that the convening process, voting methods and resolutions of the shareholders meetings and board meetings of the Company convened for the purpose of the exercise of the right of pledge under this Agreement be not in conflict with the laws, administrative regulations or the articles of association of the Company.

Article 10 Company’s Undertakings

10.1 If any third party approval, permit, waiver or authorization, or any approval, permit or waiver of any governmental authorities, or any registration or filing formalities with any government authorities (if legally required) is required to be obtained or completed for the execution and performance of this Agreement and for the Equity Pledge under this Agreement, the Company shall endeavor to assist in obtaining it and keeping it fully effective during the valid term of this Agreement.

10.2 Without the prior written consent of the Pledgee, the Company shall not assist in or allow the Pledgors’ creation of any new pledge or other security interest over the Pledged Equity Interest.

10.3 Without the prior written consent of the Pledgee, the Company shall not assist in or allow the Pledgors’ transfer of the Pledged Equity Interest.

10.4 In the event of occurrence of any lawsuit, arbitration or other claim which may have adverse effect on the Company, the Pledged Equity Interest or the Pledgee’s interest under the Transaction Documents and this Agreement, the Company undertakes to notify the Pledgee in writing as soon as possible and in a timely manner, and, as reasonably required by the Pledgee, to take all necessary measures to ensure the pledge interest of the Pledgee over the Pledged Equity Interest.

10.5 The Company undertakes to complete the registration formalities to extend its business term three months before the expiration of its business term so as to continue the effect of this Agreement.

10.6 The Company shall not take, or allow to be taken, any activity or action which may have adverse effect on the Pledgee’s interest under the Transaction Documents and this Agreement or on the Pledged Equity Interest, including but not limited to any activity or action restricted under Article 9.

10.7 The Company shall, in the first month of each calendar quarter, provide the Pledgee with the financial statements of the Company for the immediately preceding calendar quarter, including but not limited to the balance sheet, the profit and loss statements and the cash flow statements.

10.8 The Company undertakes to, as reasonably required by the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to any agreement supplemental to this Agreement) to ensure the pledge interest of the Pledgee over the Pledged Equity Interest and the exercise and realization thereof.

10.9 If the exercise of the right of pledge under this Agreement results in the transfer of any Pledged Equity Interest, the Company undertakes to take all measures to complete such transfer.

Article 11 Change of Circumstances

11.1 As supplement and not in conflict with the Transaction Documents and the other provisions of this Agreement, if at any time, due to the promulgation or change of any PRC Law, regulations or rules, or the change of interpretation or application of such laws, regulations or rules, or the change of relevant registration procedures, the Pledgee believes that it is illegal or in conflict with such laws, regulations and rules to keep this Agreement effective, to keep the right of pledge under this Agreement effective and/or to dispose of the Pledged Equity Interest in accordance with this Agreement, the Pledgors and the Company shall promptly take any action and/or execute any agreement or other document upon written instruction by the Pledgee and as reasonably required by the Pledgee, so as to:

(1)          keep this Agreement and the right of pledge under this Agreement effective;

(2)          facilitate the disposal of the Pledged Equity Interest in accordance with this Agreement; and/or

(3)          keep or realize the security created or intended by this Agreement.

Article 12 Effectiveness and Term of this Agreement

12.1 This Agreement shall come into effect upon the satisfaction of all of the following conditions:

(1)          this Agreement has been duly executed by the Parties;

(2)          the Equity Pledge under this Agreement has been duly registered on the register of shareholders of the Company.

The Pledgors shall provide the Pledgee with the evidence of the registration of the Equity Pledge on the register of shareholders in form to the satisfaction of the Pledgee, and shall, after the registration of the Equity Pledge is completed and as required by the Pledgee, provide the Pledgee with the pledge certificate issued by the administration of industry and commerce in form to the satisfaction of the Pledgee.

12.2 The term of this Agreement shall end upon the full performance of the Contractual Obligations or the full discharge of the Secured Liabilities.

Article 13 Notices

13.1 Any notice, request, demand and other correspondences required by this Agreement or made in accordance with this Agreement shall be delivered in writing to the relevant Party.

13.2 If any of such notice or other correspondences is transmitted by facsimile or telex, it shall be treated as delivered immediately upon transmission; if delivered in person, it shall be treated as delivered at the time of delivery; if posted by mail, it shall be treated as delivered five (5) days after posting.

Article 14 Miscellaneous

14.1 The Pledgors and the Company agree that the Pledgee may, upon notice to the Pledgors and the Company, assign the Pledgee’s rights and/or obligations hereunder to any third party. However, the Pledgors or the Company shall not, without the Pledgee’s prior written consent, assign their rights, obligations or liabilities hereunder to any third party. The successors or permitted assignees (if any) of the Pledgors and the Company shall continue to perform the respective obligations of the Pledgors and the Company under this Agreement.

14.2 When the Pledgee exercises its right of pledge to the Pledged Equity Interest pursuant to the provisions hereof, the amount of the Secured Liabilities determined by the Pledgee at its own discretion shall be regarded as the conclusive evidence of the Secured Liabilities hereunder.

14.3 This Agreement is written in Chinese and executed in five (5) originals, with one (1) original to be retained by each Party hereto. One (1) original is to be used for the application to the administration of industry and commerce in charge of the Company for registration of the Equity Pledge under this Agreement.

14.4 The execution, effectiveness, performance, revision, interpretation and termination of this Agreement shall be governed by the PRC Law.

14.5 Any dispute arising out of and in connection with this Agreement shall be resolved through consultations among the Parties. In case the Parties fail to reach agreement within thirty (30) days after the dispute arises, such dispute shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Commission for arbitration in Shanghai in accordance with such Commission’s arbitration rules in effect at the time of applying for arbitration, and the arbitration award shall be final and binding on the Parties.

14.6 None of the rights, powers or remedies granted to any Party by any provision herein shall preclude any other rights, powers or remedies available to such Party at law and under the other provisions of this Agreement. In addition, the exercising by one Party of any of its rights, powers and remedies shall not exclude such Party from exercising any of its other rights, powers and remedies.

14.7 No failure or delay by a Party in exercising any rights, powers and remedies available to it hereunder or at law (the “Available Rights”) shall result in a waiver thereof, nor shall the waiver of any single or partial exercise of the Available Rights shall exclude such Party from exercising such rights in any other way and exercising the other Available Rights.

14.8 The headings of the provisions herein are for reference only, and in no event shall such headings be used for or affect the interpretation of the provisions hereof.

14.9 Each provision contained herein shall be severable and independent from each of the other provisions. If any one or more provisions herein become(s) invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions herein shall not be affected as a result thereof.

14.10 Any amendments or supplements to this Agreement shall be made in writing. Except for assignment by the Pledgee of its rights hereunder according to Article 14.1, the amendments or supplements to this Agreement shall take effect only upon the due execution by the Parties to this Agreement. If any amendments or supplements to this Agreement legally require any approval of and/or any registration or filing with any government authority, the Parties shall obtain such approval and/or complete such registration or filing in accordance with law.

14.11 This Agreement shall be binding on the legal successors of the Parties.

14.12 Upon this Agreement taking effect, each Pledgor shall respectively sign a power of attorney (the “Power of Attorney”) to authorize any person designated by the Pledgee to sign on the Pledgor’s behalf according to this Agreement any and all legal documents necessary for the exercise of the Pledgee’s rights hereunder. Such Power of Attorney shall be delivered to the Pledgee to keep in custody and, when necessary, the Pledgee may at any time submit the Power of Attorney to the relevant government authority.

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[EXECUTION PAGE]

IN WITNESS WHEREOF, this EQUITY PLEDGE AGREEMENT is executed by the following Parties on the date first written above.

Xudong ZHU

By:	/s/ Xudong ZHU

Zuyu DING

By:	/s/ Zuyu DING

Shanghai SINA Leju Information Technology Co., Ltd.

(Seal)

By:	/seal/

Name :

Title:

Beijing Yisheng Leju Information Services Co., Ltd. (Seal)

By:	/seal/

Name:

Title:

APPENDIX 1

COMPANY GENERAL INFORMATION

Company Name: Beijing Yisheng Leju Information Services Co., Ltd.

Registered                                                     Rooms 806-810, Ideal Plaza, 58 Bei Si Huan Xi Road, Haidian District, Beijing

Address:

Registered                                                     RMB10,000,000

Capital:

Shareholding Structure:

Shareholder	Contribution in	Percentage of	Method of
name	registered capital	contribution	contribution
Xudong ZHU	RMB8,000,000	80%	Currency

Zuyu DING	RMB2,000,000	20%	Currency

Total	RMB10,000,000	100%	/

APPENDIX 2

FORM OF POWER OF ATTORNEY

I, [*], hereby irrevocably delegate [*] (identity card number: [*]) to act as my authorized representative to execute all legal documents necessary or useful for Shanghai SINA Leju Information Technology Co., Ltd. to exercise its rights under the “Equity Pledge Agreement regarding Beijing Yisheng Leju Information Services Co., Ltd.” entered into by Beijing Yisheng Leju Information Services Co., Ltd., it and me.

Signature:

Date: